                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        SECURITY CAPITAL PACIFIC TRUST
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         SECURITY CAPITAL PACIFIC TRUST
                           7777 MARKET CENTER AVENUE
                              EL PASO, TEXAS 79912

                               ----------------

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 13, 1995

To the shareholders:

  The 1995 annual meeting of shareholders of Security Capital Pacific Trust ("PTR") will be held on Tuesday, June 13, 1995, at the Old El Paso Room, Seventh Floor, State National Bank Plaza, El Paso, Texas, at 10:00 a.m. (El Paso time) for the following purposes:

    1. To elect a Board of Trustees to serve until the next annual meeting of shareholders and until their successors are duly elected and qualify; and

    2. To transact such other business as properly may come before the meeting and any adjournment or postponement thereof.

  Further information regarding the business to be transacted at the meeting is given in the accompanying Proxy Statement.

  Shareholders of record at the close of business on April 25, 1995 are entitled to notice of, and to vote at, the meeting.

  Please help PTR by promptly marking, dating, signing and returning the enclosed proxy card in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your proxy.

                                          By Order of the Board of Trustees,

                                               PAUL E. SZUREK
                                                  Secretary

April 28, 1995

                            YOUR VOTE IS IMPORTANT.
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE.

                         SECURITY CAPITAL PACIFIC TRUST
                           7777 MARKET CENTER AVENUE
                              EL PASO, TEXAS 79912

                               ----------------

                                PROXY STATEMENT
                                      FOR
                      1995 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 13, 1995

                               ----------------

                              GENERAL INFORMATION

  The Board of Trustees (the "Board") of Security Capital Pacific Trust (formerly Property Trust of America, and referred to herein as "PTR") is soliciting the accompanying proxy for use at the 1995 annual meeting of shareholders to be held on Tuesday, June 13, 1995 and at any and all adjournments or postponements thereof. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of PTR, by delivering to the Secretary of PTR a duly executed proxy bearing a later date, or by attending and voting in person at the meeting. The designated proxy holders will vote Common Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), represented by a proxy which is received and not revoked. Where the shareholder specifies a choice with respect to any matter to be acted upon and for which a ballot is provided in the proxy, the Common Shares will be voted in accordance with his or her specifications.

  This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 28, 1995.

  The cost of soliciting proxies will be borne by PTR. In addition to solicitation by mail, and without additional compensation for such services, proxies may be solicited personally, or by telephone or telegraph, by officers or employees of Security Capital Pacific Incorporated, PTR's REIT manager (the "REIT Manager" or "REIT Management"). See "Certain Relationships and Transactions--REIT Management Agreement." PTR will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties to forward the solicitation material to the beneficial owners of Common Shares held of record by such persons, and PTR will upon request of such record holders reimburse forwarding charges and expenses.

                      SHARES OUTSTANDING AND VOTE REQUIRED

  At the close of business on April 14, 1995 approximately 72,212,337 Common Shares were outstanding. Each whole Common Share outstanding on April 25, 1995, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, is entitled to one vote, and each fractional Common Share is entitled to its fraction of one vote. There is no right to cumulative voting. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the meeting.

  Assuming the existence of a quorum, the affirmative vote of a majority of the Common Shares entitled to vote and represented in person or by proxy at the meeting is required to approve the election of each nominee for Trustee. Representatives of PTR's transfer agent will assist PTR in the tabulation of the votes. Abstentions and broker non-votes are counted as Common Shares represented at the meeting for purposes of determining a quorum. An abstention has the effect of a vote "withheld" with respect to the election of Trustees.

                             PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding ownership of Common Shares as of April 14, 1995 by each person known to PTR to have been the beneficial owner of more than five percent of the outstanding Common Shares on such date and by all Trustees and executive officers of PTR as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. The following table assumes the conversion of all Cumulative Convertible Series A Preferred Shares of Beneficial Interest owned by such person. Fractional Common Shares have been rounded to the nearest whole Common Share in the table below and elsewhere in this report. See "Election of Trustees--Nominees" for information regarding the ownership of Common Shares by each Trustee.

                                    NUMBER OF
                                  COMMON SHARES   PERCENT OF
         NAME AND ADDRESS OF      BENEFICIALLY      COMMON
           BENEFICIAL OWNER           OWNED         SHARES
         -------------------      -------------   ----------
      Security Capital Group
       Incorporated.............   27,389,836(1)     37.9%
       125 Lincoln Avenue
       Santa Fe, New Mexico
        87501
        William D. Sanders......   27,591,087(1)     38.2%
         7777 Market Center
          Avenue
         El Paso, Texas 79912
      The Capital Group
       Companies, Inc...........    3,777,010(2)      5.2%
       333 South Hope Street
       Los Angeles, California
        90071
      All Trustees and Executive
       Officers as a Group
       (13 persons).............      234,352(3)        *

- --------
*  Less than 1%.
(1) These Common Shares are owned of record by SC Realty Incorporated, a wholly owned subsidiary of Security Capital Group Incorporated ("Security Capital Group"). Mr. Sanders may be deemed to beneficially own the Common Shares owned by Security Capital Group, because Mr. Sanders shares voting and dispositive power with respect to all Common Shares owned by Security Capital Group. Security Capital Group and Mr. Sanders intend to play a major role in the direction of PTR for the purpose of maximizing the value of PTR.
(2) Information regarding beneficial ownership of Common Shares by The Capital Group Companies, Inc. is included herein in reliance upon information set forth in a statement on Schedule 13G dated February 8, 1995 filed with the Securities and Exchange Commission. 3,477,950 Common Shares are beneficially owned by Capital Research and Management Company, a registered investment advisor and a wholly owned subsidiary of The Capital Group Companies, Inc. The Capital Group Companies, Inc. has sole dispositive power with respect to all Common Shares reported, and such Common Shares were acquired in the ordinary course of business and were not acquired for the purpose, and do not have the effect, of changing or influencing control of PTR.
(3) Includes 18,000 Common Shares issuable to PTR's independent Trustees upon exercise of options granted under PTR's Outside Trustees Plan (as defined below). See "Election of Trustees--Trustee Compensation."

                              ELECTION OF TRUSTEES

NOMINEES

  The Common Shares represented by the accompanying proxy will be voted to elect the seven nominees named below as Trustees. Should any of the nominees named below become unavailable for election, which is not anticipated, the Common Shares represented by the accompanying proxy will be voted for the election of another person recommended by PTR. Trustees are elected to serve until the next annual meeting of shareholders. Each Trustee has sole voting and dispositive power with respect to the Common Shares beneficially owned by him.

                                                                 COMMON SHARES
                                                                  BENEFICIALLY
                                                                     OWNED
                                                                  AT APRIL 14,
                                                                      1995
                                                                 --------------
                               PRINCIPAL OCCUPATION
                              DURING LAST 5 YEARS AND
                             DIRECTORSHIPS OF PUBLICLY   TRUSTEE COMMON
        TRUSTEE         AGE       HELD COMPANIES          SINCE  SHARES PERCENT
        -------         --- --------------------------   ------- ------ -------
 Calvin K. Kessler.....  63 President and principal       1972   28,267    *
                            shareholder, Kessler In-
                            dustries, Inc., El Paso,
                            Texas (manufacturer of
                            furniture and aluminum
                            castings).
 James H. Polk, III....  52 Since August 1992, Manag-     1976   50,000    *
                            ing Director, Security
                            Capital Markets Group In-
                            corporated, Santa Fe, New
                            Mexico; affiliated with
                            the REIT Manager since
                            March 1991; prior thereto,
                            President of PTR for six-
                            teen years until December
                            1992; registered with the
                            National Association of
                            Securities Dealers, Inc.;
                            past president and member
                            of the Board of Governors
                            of the National Associa-
                            tion of Real Estate In-
                            vestment Trusts, Inc.
 John C. Schweitzer....  50 Managing Partner, Conti-      1976   28,535    *
                            nental Properties Company,
                            Austin, Texas (real estate
                            and investments).
 James A. Cardwell.....  63 Chairman and Chief Execu-     1980   28,765    *
                            tive Officer, Petro PSC,
                            L.P., El Paso, Texas (op-
                            eration of full-
                            service truck stopping
                            centers); Director, El
                            Paso Electric Company.
 John T. Kelley, III...  54 Advisory Trustee of Secu-     1988   12,784    *
                            rity Capital Industrial
                            Trust, Denver, Colorado
                            (ownership and development
                            of bulk distribution and
                            light industrial facili-
                            ties in the United
                            States), an affiliate of
                            Security Capital Group
                            from 1987 to 1991, Chair-
                            man of the Board, Kelley-
                            Harris Company, Inc., El
                            Paso, Texas (real estate
                            investment company); from
                            1968 to 1987, Managing Di-
                            rector, LaSalle Partners
                            Limited, Chicago, Illinois
                            (corporate real estate
                            services); Director of Se-
                            curity Capital Group and
                            Texas Commerce Bank El Pa-
                            so, National Association.
 C. Ronald Blankenship.  45 Chairman of PTR and the       1991   35,746    *
                            REIT Manager; since March
                            1991, Managing Director of
                            Security Capital Group;
                            from June 1988 to March
                            1991, Regional Partner,
                            Trammel Crow Residential,
                            Chicago, Illinois (multi-
                            family real estate devel-
                            opment and property man-
                            agement); prior thereto,
                            Executive Vice President
                            and Chief Financial Offi-
                            cer, The Mischer Corpora-
                            tion, Houston, Texas (mul-
                            ti-business holding com-
                            pany with investments pri-
                            marily in real estate).

                                                                 COMMON SHARES
                                                                  BENEFICIALLY
                                                                     OWNED
                                                                  AT APRIL 14,
                                                                      1995
                                                                 --------------
                         PRINCIPAL OCCUPATION DURING
                               LAST 5 YEARS AND
                        DIRECTORSHIPS OF PUBLICLY HELD   TRUSTEE COMMON
      TRUSTEE      AGE            COMPANIES               SINCE  SHARES PERCENT
      -------      --- -------------------------------   ------- ------ -------
 William G. Myers.  67 Chief Executive Officer of Ojai    1994   12,052    *
                       Ranch and Investment Company,
                       Inc., Santa Barbara, Califor-
                       nia, which he founded in 1963
                       (agri-business and other in-
                       vestments); Director, Idetek,
                       Inc., Sunnyvale, California
                       (food diagnostic start-up com-
                       pany); Trustee of Security Cap-
                       ital Industrial Trust (a REIT
                       affiliated with Security Capi-
                       tal Group).

- --------
  *Less than 1%

(1) Includes for Messrs. Kessler, Schweitzer, Cardwell and Myers beneficial ownership of 6,000, 4,000, 6,000 and 2,000 Common Shares, respectively, that are issuable upon exercise of Common Share options granted under the Outside Trustees Plan. See "--Trustee Compensation" below.

  Security Capital Group has the right to nominate up to three Trustees, depending upon its level of beneficial ownership of Common Shares. See "Certain Relationships and Transactions--Investor Agreement." Messrs. Blankenship, Kelley and Polk, due to their relationship with Security Capital Group, are deemed to be the nominees of Security Capital Group. PTR's Restated Declaration of Trust requires that a majority of the Trustees be independent Trustees.

MEETINGS AND COMMITTEES

  The Board held 26 meetings during 1994, including 20 telephonic meetings. The Audit Committee of the Board, composed of Messrs. Cardwell and Kessler, is responsible for recommending to the Board the appointment of independent auditors, reviewing all recommendations of the auditors with respect to accounting methods and internal controls of PTR, reviewing and approving non-audit services, and reviewing the scope of the audits conducted by the auditors. The Audit Committee held one meeting during 1994. PTR has no standing nominating or compensation committees. During 1994, each Trustee attended at least 75 percent of the total number of meetings of the Board and the committees on which he served (during the periods that he served except Messrs. Cardwell and Kelley, who attended 69 percent and 54 percent, respectively, of the total number of meetings of the Board and the committees on which they served).

TRUSTEE COMPENSATION

  Trustees who are not employees of the REIT Manager or any of its affiliates receive an annual retainer of $14,000, meeting fees of $1,000 for each Board meeting attended (other than telephonic meetings), and the chairpersons of each committee, receive an additional retainer of $1,000. Both the retainers and meeting fees are paid quarterly. Employees of the REIT Manager or any of its affiliates who are Trustees are not paid any Trustee fees. Hence, Messrs. Blankenship and Polk are not separately compensated for serving as Trustees. Trustees are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings.

  In addition, pursuant to the Outside Trustees Plan each Trustee who is not an employee of the REIT Manager or any of its affiliates on the date of each annual meeting of shareholders held prior to January 1, 1997 is entitled to receive an option to purchase 2,000 Common Shares at a price per share equal to the closing price on the New York Stock Exchange on such date.

OUTSIDE TRUSTEES PLAN

  At the 1987 annual meeting, shareholders approved the issuance of up to 200,000 Common Shares under PTR's Share Option Plan for Outside Trustees (the "Outside Trustees Plan"). Options granted under the Outside Trustees Plan are for a five-year term and are immediately exercisable in whole or in part. The exercise price of options granted may not be less than the fair market value of Common Shares on the date of grant. There are currently 128,000 Common Shares available for future options under the Outside Trustees Plan.

  Options granted under the Outside Trustees Plan provide that the option holder may, in the event of the acquisition of 50% or more of the outstanding Common Shares as the result of any cash tender offer or exchange offer (other than one made by PTR), exercise the options immediately or surrender the options, or any unexercised portion thereof, to PTR and receive cash from PTR equal to the difference between the exercise price of each option and the per Common Share price of the tender offer or exchange offer, multiplied by the number of Common Shares for which options are held.

PTR OFFICERS--EMPLOYEES OF THE REIT MANAGER

  Effective March 1, 1991, all of the officers of PTR became officers and employees of the REIT Manager and, since then, have been compensated solely by the REIT Manager for their services as employees of the REIT Manager, including the services which such persons perform pursuant to the REIT Management Agreement between the REIT Manager and PTR described below. All executive functions of PTR are performed by the REIT Manager and PTR has no employees. See "Certain Relationships and Transactions--REIT Management Agreement."

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Common Shares against the cumulative total return of the Standard & Poor's Composite--500 Stock Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Non-Healthcare Equity REIT Index for the five-year period commencing January 1, 1990 and ended December 31, 1994. The Common Share price performance shown on the graph is not necessarily indicative of future price performance.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)
PTR COMMON SHARES, S & P COMPOSITE-500 STOCK INDEX & NAREIT NON-HEALTHCARE EQUITY REIT INDEX






                                                       DECEMBER 31,
                                          --------------------------------------
                                           1990   1991    1992    1993    1994
                                          ------ ------- ------- ------- -------
      PTR................................ $84.04 $129.98 $193.34 $288.82 $276.41
      S&P 500............................  96.89  126.42  136.09  149.80  147.83
      NAREIT.............................  76.38   98.85  119.28  141.58  146.02

- --------
(1) Assumes that the value of the investment in Common Shares and each index was $100 on January 1, 1990 and that all dividends were reinvested.

  According to Wilshire Associates Incorporated, PTR Common Shares provided the highest total return of any public, non-healthcare equity REIT security over the last five years for REITs with a capitalization of over $50 million.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

MERGER AND PUBLIC OFFERINGS

  On December 6, 1994, PTR entered into a merger agreement with Security Capital Pacific Incorporated, a Maryland corporation ("PACIFIC"), and Security Capital Group, providing for the merger (the "Merger") of PACIFIC with and into PTR. The Merger was consummated on March 23, 1995. Pursuant to the Merger, each then outstanding share of PACIFIC common stock was converted into the right to receive 0.611 Common Shares. Security Capital Group was the principal stockholder of PACIFIC prior to the Merger, having owned approximately 97.6% of PACIFIC's common stock outstanding at the time of the Merger. Security Capital Group's PACIFIC common stock was converted into 8,266,112 Common Shares pursuant to the terms of the Merger. In addition, William D. Sanders, the Chairman of Security Capital Group, and William G. Myers and John C. Schweitzer, both Trustees of PTR, received 9,165, 9,165 and 7,637 Common Shares, respectively, upon conversion of their PACIFIC common stock pursuant to the terms of the Merger. Upon consummation of the Merger, PTR changed its name from "Property Trust of America" to "Security Capital Pacific Trust."

  Security Capital Group purchased approximately $60.6 million of Common Shares in PTR's August 1994 public rights offering at a price of $18.25 per Common Share. Also, Security Capital Group purchased approximately $50.0 million of Common Shares in a public subscription offering that closed concurrently with the Merger at a price of $16.375 per Common Share. Such purchases were made on the same terms and at the same times available to other PTR shareholders or investors generally.

REIT MANAGEMENT AGREEMENT

  Effective March 1, 1991, PTR entered into an agreement (as amended and restated, the "REIT Management Agreement") with the REIT Manager to provide management services to PTR. The REIT Manager is a wholly owned subsidiary of Security Capital Group, which currently owns approximately 37.9% of the Common Shares. See "Principal Shareholders." All officers of PTR are employees of the REIT Manager and PTR has no employees. The REIT Manager provides both strategic and day-to-day management of PTR, including research, investment analysis, acquisition and development, asset management, capital markets, legal and accounting services.

  The REIT Management Agreement requires PTR to pay a base annual fee of $855,000 plus 16% of cash flow as defined in the REIT Management Agreement ("Cash Flow") in excess of $4,837,000. In the REIT Management Agreement, Cash Flow is calculated by reference to PTR's cash flow from operations before deducting (i) fees paid to the REIT Manager, (ii) extraordinary expenses incurred at the request of the independent Trustees of PTR, and (iii) 33% of any interest paid by PTR on convertible subordinated debentures (of which there have been none since the inception of the REIT Management Agreement); and, after deducting actual or assumed regularly scheduled principal and interest payments on long term debt. The REIT Management Agreement provides that the $200 million of senior notes issued by PTR in February 1994 are treated as having regularly scheduled principal and interest payments like a 20-year, level monthly payment, fully amortizing mortgage, and the assumed principal and interest payments are deducted from Cash Flow in determining the fee. Cash Flow does not include realized gains from dispositions of investments or income from cash equivalent investments. The REIT Manager also receives a fee of 0.25% per year on the average daily balance of cash equivalent investments.

  PTR is obligated to reimburse the REIT Manager for certain expenses incurred by the REIT Manager on behalf of PTR, primarily travel expenses incurred in seeking financing, property acquisitions, property sales, property development and similar activities on behalf of PTR.

  The REIT Management Agreement is renewable by PTR annually, subject to a determination by the independent Trustees that the REIT Manager's performance has been satisfactory and that the compensation payable to the REIT Manager is fair. PTR may terminate the REIT Management Agreement on 60 days' notice. Because of the year-to-year nature of the agreement, its maximum effect on PTR's results of operations cannot be predicted, other than that REIT Management fees will generally increase or decrease in proportion to cash flow increases or decreases. For 1994, the REIT Manager earned REIT management fees totalling $13,182,000.

INVESTOR AGREEMENT

  Pursuant to various agreements, as amended (the "Investor Agreement"), between PTR and Security Capital Group, Security Capital Group is entitled to designate three persons to be nominated for election to the Board. Messrs. Blankenship, Kelley and Polk, due to their affiliations with Security Capital Group, are deemed to be representatives of Security Capital Group. So long as Security Capital Group beneficially owns at least 10% of the Common Shares, PTR is prohibited from increasing the number of members of the Board to more than seven. Additionally, the Investor Agreement, among other things, requires PTR to obtain Security Capital Group's approval of (i) the annual operating budget and substantial deviations therefrom, (ii) contracts for investment management, property management or leasing services or that contemplate annual payments in excess of $100,000 and (iii) acquisitions or dispositions in a single transaction or a group of related transactions where the purchase or sale price exceeds $5 million. The Investor Agreement also provides certain registration rights to Security Capital Group in respect of Common Shares beneficially owned by Security Capital Group.

  Security Capital Group is permitted to acquire beneficial ownership of up to 49% of the outstanding Common Shares (assuming the conversion or exchange of all convertible or exchangeable PTR securities) without triggering any of PTR's anti-takeover defenses (such as the provision in PTR's Restated Declaration of Trust permitting PTR to redeem Common Shares owned in excess of 9.8% of the outstanding Common Shares). PTR also provided Security Capital Group a limited exemption from the application of two anti-takeover statutes promulgated in Maryland, the jurisdiction in which PTR is organized. Security Capital Group agreed not to acquire for its own account or through its affiliates, as defined in the Investor Agreement, more than 49% of the outstanding Common Shares (assuming the conversion or exchange of all convertible or exchangeable PTR securities) except, if at all, pursuant to an all cash tender offer for all Common Shares which is held open for at least 90 days. PTR would not be restricted in opposing any such tender offer.

PROPERTY MANAGEMENT

  At March 31, 1995, SCG Realty Services Incorporated ("SCG Realty Services"), a wholly owned subsidiary of Security Capital Group, managed approximately 83.5% of PTR's operating multifamily properties, with the balance in various stages of transition to SCG Realty Services' management. Rates for services performed by SCG Realty Services are subject to annual approval by PTR's independent Trustees (who receive an annual review from an independent third party). The Trustees believe such services are performed at market rates. During 1994, PTR paid an aggregate of $7,148,000 to SCG Realty Services.

DEVELOPMENT SERVICES

  PTR owns all of the preferred stock of PTR Development Services Incorporated ("PTR Development Services"), which entitles PTR to 95% of the net operating cash flow of PTR Development Services. Security Capital Group currently owns all of the common stock of PTR Development Services and is in negotiations to transfer such stock at cost to an unrelated third party. The common stock is entitled to receive the remaining 5% of net operating cash flow. During 1994, PTR made mortgage loans to PTR Development Services in an aggregate amount of $3,466,000 for the purchase of land for multifamily unit development. Owning land through PTR Development Services provides greater flexibility for the use of such land and the disposition of excess parcels. PTR expects to make similar loans to PTR Development Services in 1995, however, PTR is unable to quantify the amount of such loans.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires PTR's trustees, officers, and beneficial owners of more than 10 percent of the outstanding Common Shares, to file reports of ownership and changes in ownership of the Common Shares with the Securities and Exchange Commission and to send copies of such reports to PTR. Based solely upon a review of such reports and amendments thereto furnished to PTR and upon written representations of certain of such persons that they were not required to file certain of such reports, PTR believes that no such person failed to file any such report on a timely basis during 1994, except that Messrs. Cardwell, Myers and Polk, Trustees of PTR, filed three, two and one reports of changes in ownership late during 1994, respectively, and Mr. Alfredo Martinez-Urdal, a former Trustee, filed one report of a change in ownership late during 1994.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has selected KPMG Peat Marwick LLP, certified public accountants, who have served as auditors for PTR since 1980, to serve again as the auditors of PTR's books and records for the coming year. A representative of KPMG Peat Marwick LLP is expected to be present at the annual meeting, and he will be given an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

  PTR's 1994 Annual Report, which includes financial statements, is being mailed to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

  Any proposal by a shareholder of PTR intended to be presented at the 1996 annual meeting of shareholders must be received by PTR at its principal executive offices not later than December 30, 1995, for inclusion in PTR's proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

  PTR is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          By Order of the Board of Trustees,

                                               PAUL E. SZUREK
                                                  Secretary

April 28, 1995

PROXY
                        SECURITY CAPITAL PACIFIC TRUST

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF TRUSTEES

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 13, 1995

  The undersigned hereby appoints each of C. Ronald Blankenship, William Kell and Paul E. Szurek, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Security Capital Pacific Trust to be held on June 13, 1995, and at any adjournments or postponements thereof, and to vote at such meeting the Common Shares of Beneficial Interest that the undersigned would be entitled to vote if present at such meeting, in accordance with the following instructions. IF NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM (1).

  The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.

          (Continued and to be signed and dated on the reverse side.)

COMMENTS/ADDRESS CHANGE

                                                                 [X] Please mark
                                                                     your votes
                                                                       as this

                                 ____________
                                    COMMON




1. The election of the following persons as Trustees:
C. Ronald Blankenship, James A. Cardwell, John T. Kelley, III, Calvin K. Kessler, William G. Myers, James H. Polk, III, John C. Schweitzer

                                                    FOR           WITHHOLD vote
                                               all nominees     for all nominees

                                                    [_]                [_]

               FOR

               [_]   all nominees, except the following nominees:


                     _____________________________________________________

2. To vote upon any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.


Please sign exactly as name appears hereon. If shares are held jointly, each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or as officer of a corporation or other entity, please give full title.


________________________________________________________________________________
Signature


________________________________________________________________________________
Signature, if held jointly


Dated: ___________________________________________________________________, 1995


   PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.